UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2005

HOUSERAISING, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-50701
(Commission File Number)

56-2253025
(I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte,  North Carolina    28212
(Address of Principal Executive Offices)  (Zip Code)

(704) 532-2121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 5.02  Departure of Directors or Principal Officers; Election of  Directors; Appointment of Principal Officers

On March 1, 2005, Kevin G. Kyzer, a member of the Board of Directors of the Registrant, resigned.

On March 5, 2005, the Board of Directors elected Daniel S. Fogel to fill the vacancy on the Board created by the resignation of Mr. Kyzer.

Dr. Fogel is Dean of Charlotte Programs at The Babcock Graduate School of Management, Wake Forest University, where he is also a Professor. He holds a BS and MA from Pennsylvania State University, and a PhD from University of Wisconsin.

The Registrant discloses that there have not been any arrangements or understandings between Dr. Fogel and any other persons, pursuant to which Dr. Fogel was selected as a director. In addition, there has not been any transaction during the last two years, to which the Registrant has been a party, in which Dr. Fogel has had a direct or indirect material interest. Finally, at present, the Registrant discloses that its Board of Directors is contemplating that Dr. Fogel will serve on either the Audit Committee or the Compensation Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: March 7, 2005	By:	/s/ Charles M. Skibo
Name: Charles M. Skibo
Title: Chairman and CEO

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